Exhibit 5.1

Linklaters LLP World Trade Centre Amsterdam Zuidplein 180 1077 XV Amsterdam Telephone (31 20) 799 6200 Facsimile (31 20) 799 6300

To: ING Groep N.V. Bijlmerdreef 106 1102 CT Amsterdam The Netherlands

25 August 2020

Dear Sirs

ING Groep N.V. - shelf Registration Statement on Form F-3

1

We have acted as Dutch legal advisers to ING Groep N.V. (the “Company”) in connection with the filing by it of a registration statement on Form F-3 with the United States Securities and Exchange Commission (the “SEC”) on 25 August 2020 (the “Registration Statement”) including a prospectus (the “Prospectus”) relating to the shelf registration under the United States Securities Act of 1933 (as amended) (the “Securities Act”) of $12,000,000,000 aggregate amount of (i) debt securities of the Company (the “Debt Securities”), (ii) capital securities of the Company (the “Capital Securities”) and (iii) ordinary shares in the capital of the Company (the “Ordinary Shares”). We have taken instructions solely from the Company.

2

This opinion is limited to Dutch law as applied by the Dutch courts and published in print and in effect on the date of this opinion, excluding tax law, the laws of the European Union (insofar as not implemented or incorporated in Dutch law) and market abuse, equal treatment of shareholders, financial assistance, competition and procurement laws. This opinion is given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in Dutch law after the date of this opinion. It is given in accordance with customary Dutch legal practice and on the basis that it and all matters relating to it will be governed by and construed in accordance with Dutch law. In this opinion, Dutch legal concepts are expressed in English terms and not in their original

Dutch terms. The Dutch concepts concerned may not be identical to the concepts described by the English terms as they may exist or be interpreted under the laws of jurisdictions other than the Netherlands.

3

For the purpose of this opinion we have examined the documents listed and, where appropriate, defined (together with certain other terms used herein) in the Schedule to this letter. Our examination has been limited to the text of the documents. In addition, we have obtained the following confirmations given by telephone or otherwise on the date of this opinion:

3.1	Confirmation from the Chamber of Commerce that the Trade Register Extract is up to date in all respects material for this opinion.

3.2

Confirmation from the insolvency office (afdeling insolventie) of the competent court in Amsterdam and the central insolvency register (centraal insolventieregister) that the Company is not registered as having been declared bankrupt (failliet verklaard) or granted suspension of payments (surseance verleend).

4	We have assumed the following:

4.1	All copy documents conform to the originals and all originals are genuine and complete.

4.2

All documents were at their date, and have through the date hereof remained, accurate, complete and in full force and effect without modification, and have been or will have been executed in the same form as examined by us for the purposes of this opinion and, in the case of the Debt Securities and the Capital Securities, authenticated, effectuated (where required), issued, accepted and paid for in accordance and compliance with the Indentures. All confirmations referred to in paragraph 3 are true.

4.3

The Company has not (i) had its assets placed under administration (onder bewind gesteld), (ii) been dissolved (ontbonden), merged (gefuseerd) or split up (gesplitst), (iii) been subjected to any prevention, intervention and resolution measure or any recovery or resolution tool, power, action or other measure or proceeding however described under Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions (the Bank Recovery and Resolution Directive) or Regulation (EU) No. 806/2014 (the Single Resolution Mechanism Regulation) or been the subject of any event (gebeurtenis) (including preparation of a transfer plan), in each case under the Financial Supervision Act (Wet op het financieel toezicht) or applicable European regulation (collectively, “Measures”) or any one of the reorganisation measures or winding-up proceedings meant in Directive 2001/24/EC of 4 April 2001 on the Reorganisation and Winding Up of Credit Institutions or (iv) been subjected to any one of the insolvency and winding-up proceedings listed in Annex A to Regulation (EU) 2015/848 on insolvency proceedings (recast) (“Insolvency Proceedings”, including, inter alia, bankruptcy (faillissement)).

4.4

The entering into the Indentures and each issue of Debt Securities, Capital Securities or Ordinary Shares will have been validly authorised by the Company by any and all resolutions of the Company’s general meeting of shareholders, managing board (bestuur), supervisory board (raad van commissarissen) or any other corporate body of the Company required to be adopted (and any other corporate action required to be taken) therefor or in connection therewith (including in relation to any conversion (rights) and any pre-emptive rights), and such resolutions will have been validly passed (and such actions validly taken) and remain in full force and effect without modification.

4.5

The Indentures and any supplemental indentures in respect of any particular issue of Debt Securities or Capital Securities have been or will have been validly executed, delivered and entered into by the parties thereto, and the Debt Securities and the Capital Securities will have been validly signed, executed and delivered by the Company.

4.6	At each time Ordinary Shares will be issued, the Company’s authorised share capital will be sufficient to allow for the issue of the relevant Ordinary Shares.

4.7

The Ordinary Shares, Debt Securities and Capital Securities will have been placed (geplaatst), validly accepted by the first holders thereof, issued, delivered and subscribed (genomen) and paid for in accordance with the articles of association of the Company and Dutch law in force at the time of issue (including due observance of any pre-emptive rights in respect of the issue of such Ordinary Shares and any convertible Debt Securities or Capital Securities), and, as far as the Debt Securities and the Capital Securities are concerned, in accordance with the Indentures.

4.8

All documents and their entry into and performance are within the capacity and powers (corporate and otherwise) of, and have been or will have been validly authorised, entered into, accepted and duly performed by, each party thereto.

4.9

There are no provisions of any law, other than Dutch law, which may apply to the Debt Securities, the Capital Securities, the Indentures (or the transactions contemplated thereby) or the Ordinary Shares which would affect this opinion.

4.10

The Company does not and will not come to qualify as a bank within the meaning of the Financial Supervision Act or credit institution as defined in Council Regulation (EU) No 575/2013 (the Capital Requirements Regulation or “CRR”).

5	In our opinion:

5.1	The Company has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2

The Ordinary Shares, when issued as contemplated in the Registration Statement and not in violation of Dutch law and when at least a consideration in cash will have been paid to the Company on each of such Ordinary Shares with a value equal to the nominal amount thereof and any premium agreed upon at the issue thereof, will have been validly issued by the Company and will, upon such issue, be fully paid and non-assessable.

6	This opinion is subject to any matters not disclosed to us and to the following qualifications:

6.1

This opinion is limited by, and therefore we do not express any opinion or statement as to the consequences of, any Insolvency Proceeding, Measure, resolution, insolvency, liquidation (ontbinding en vereffening), reorganisation, fraudulent conveyance (Actio Pauliana) and other laws relating to or affecting the rights of creditors (including statutory preferences) and any sanctions and measures implemented or effective in the Netherlands under the Sanctions Act 1977 (Sanctiewet 1977) or European Union regulations or otherwise by international sanctions.

6.2

The term “non-assessable” has no equivalent legal term under Dutch law. For the purpose of this opinion, “non-assessable” means that a holder of Ordinary Shares will not by reason of merely being such a holder be subject to additional calls by the Company for further payment on such Ordinary Shares (except as agreed by any such holder).

6.3

Any conversion of, and the right as such to convert, a Debt Security or Capital Security, as the case may be, into Ordinary Shares will be (also) governed by Dutch corporate law, it being noted that there is no reason why Dutch corporate law should not recognise such conversion right under such Debt Security or Capital Security.

6.4

The Trade Register Extract and the confirmations referred to in paragraph 3 do not provide conclusive evidence that the information set out in the Trade Register Extract is correct or that the Company has not become the subject of an Insolvency Proceeding or Measure.

6.5	We do not express any opinion as to facts.

7

This opinion is addressed to you solely for your benefit in connection with the filing of the Registration Statement with the SEC. It is not to be transmitted to anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Validity of the securities” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters LLP
Linklaters LLP

Schedule

1

An electronic certified copy of an extract from the trade register obtained from the chamber of commerce (the “Chamber of Commerce”) regarding the Company dated 24 August 2020 (the “Trade Register Extract”).

2

A faxed copy of a notarial copy of the Company’s deed of incorporation and of its articles of association as most recently amended on 6 May 2020, both as obtained from and according to the Chamber of Commerce.

3	A form of senior debt indenture, including a form of Debt Security, incorporated by reference as Exhibit 4.2 to the Registration Statement (the “Senior Indenture”).

4	A form of subordinated debt indenture, including a form of Debt Security, incorporated by reference as Exhibit 4.3 to the Registration Statement (the “Subordinated Indenture”).

5

A form of capital securities indenture, incorporated by reference as Exhibit 4.4 to the Registration Statement (the “Capital Securities Indenture” and together with the Senior Indenture and the Subordinated Indenture the “Indentures”).

References to “documents” are to any and all documents mentioned in this Schedule, unless the context requires otherwise.